As filed with the Securities and Exchange Commission on January 18, 2008
Registration No. 333-131746

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MZT Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	04-2985132 (I.R.S. Employer Identification Number)

c/o Verdolino & Lowey, P.C.
124 Washington Street, Suite 101
Foxborough, MA 02035
(508) 543-1720
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Craig R. Jalbert
President
MZT Holdings, Inc.
c/o Verdolino & Lowey, P.C.
124 Washington Street, Suite 101
Foxborough, MA 02035
(508) 543-1720
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Barbara M. Johnson, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
(617) 248-5000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

 DEREGISTRATION OF SECURITIES

The registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 333-131746) to deregister, as of the effective date of this Post-Effective Amendment No. 1, any remaining securities registered, but not sold, under this Registration Statement.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Foxborough, Commonwealth of Massachusetts, on January 18, 2008.

MZT HOLDINGS, INC.

By:	/s/ Craig R. Jalbert
Craig R. Jalbert
President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig R. Jalbert	President and Treasurer	January 18, 2008
Craig R. Jalbert	(Principal Executive, Financial and
Accounting Officer)

/s/ Stephen D. Chubb	Director	January 18, 2008
Stephen D. Chubb

*	Director	January 18, 2008
David L. Corbet

*	Director	January 18, 2008
Walter O. Fredericks

*	Director	January 18, 2008
Judith Kurland

	Director	January 18, 2008
Bruce Lehman

	Director	January 18, 2008
David B. Musket

*	Director	January 18, 2008
Jonathan M. Niloff

	Director	January 18, 2008
Robert J. Rosenthal

*	Director	January 18, 2008
Richard A. Sandberg

*	Director	January 18, 2008
T. Stephen Thompson

*	Director	January 18, 2008
C. William Zadel

* By: /s/ Stephen D. Chubb
Stephen D. Chubb as attorney-in-fact